FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET, 10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP. REPORTS RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2009

Third Quarter Highlights

•	Net Operating Income of $0.30 per share-diluted

•	Common stock cash dividend of $0.30 per share

•	Resource Capital Corp. repurchased $14.52 million of its corporate notes for $1.8 million, or at an 88% discount to par, for a gain of $12.7 million

•	Resource Capital Corp. had $82.8 million of liquidity at September 30, 2009

•	Resource Capital Corp. had $75.2 million of loans repaid or settled

New York, N.Y., November 2, 2009 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a real estate investment trust whose investment strategy focuses on commercial real estate (“CRE”) loan assets and, to a lesser extent, commercial finance assets, reported results for the third quarter ended September 30, 2009.

Other Highlights

•
Net operating income for the three and nine months ended September 30, 2009 was $7.2 million, or $0.30 per share-diluted and $27.0 million, or $1.11 per share-diluted, respectively, as compared to $10.2 million, or $0.41 per share-diluted and $31.3 million, or $1.26 per share-diluted, for the three and nine months ended September 30, 2008, respectively, a decrease of $3.0 million (29%) and $4.3 million (14%), respectively.

•
GAAP net income for the three months ended September 30, 2009 of $11.5 million, or $0.47 per share-diluted, as compared to GAAP net income for the three months ended September 30, 2008 of $88,000, or $0.00 per share-diluted.   The three month period in 2009 includes provisions for loan and lease losses of $4.6 million, other-than-temporary impairment charges on investment securities held to maturity of $895,000 and net unrealized losses on bank loans held for sale of $1.7 million and a gain on the extinguishment of debt of $12.7 million, or a total of $0.23 per share-diluted.  The three month period in 2008 includes provisions for loan and lease losses of $11.0 million and a gain on loan settlement of $574,000, or a total loss of ($0.42) per share-diluted.

•
GAAP net loss for the nine months ended September 30, 2009 of $5.8 million, or ($0.24) per share-diluted, as compared to GAAP net income for the nine months ended September 30, 2008 of $4.2 million, or $0.17 per share-diluted.   The nine month period in 2009 includes provisions for loan and lease losses of $32.6 million, net unrealized losses on bank loans held for sale of $12.6 million, other-than-temporary impairment charges of $6.6 million and a gain on the extinguishment of debt of $19.6 million, or a total loss of ($1.32) per share-diluted.  The nine month period in 2008 includes provisions for loan and lease losses of $27.8 million, gain on a loan settlement of $574,000 and a gain on the extinguishment of debt of $1.8 million, or a total loss of ($1.02) per share-diluted.

•
REIT taxable income, a non-GAAP measure, for the three and nine months ended September 30, 2009 was $3.5 million, or $0.14 per share-diluted, and $14.9 million, or $0.61 per share-diluted, respectively, as compared to $9.4 million or $0.38 per share-diluted and $30.9 million or $1.24 per share-diluted for the three and nine months ended September 30, 2008, respectively, a decrease of $5.9 million (63%) and $16.0 million (52%), respectively.

•	RCC announced a dividend of $0.30 per common share for the quarter ended September 30, 2009, $7.5 million in the aggregate, paid on October 27, 2009 to stockholders of record as of September 30, 2009.

•	Economic book value, a non-GAAP measure, was $9.47 per common share as of September 30, 2009.

•	GAAP book value was $6.80 per common share as of September 30, 2009.

•	RCC completely paid off its non-recourse repurchase facility funding CRE loans which had a balance of $3.3 million as of June 30, 2009.

Jonathan Cohen, CEO and President of RCC, commented, “Although these are very tough times in the real estate business, we are content overall with our portfolio.  We have been able to (i) buy down our basis through purchases of our CDO bonds at significant discounts, (ii) purchase CMBS AAA rated bonds cheaply where we expect par recoveries, (iii) continue to pay a meaningful cash dividend, and (iv) position ourselves to build value in our portfolio.  All this being said, we are continuing to asset manage our portfolio aggressively - make long term smart decisions and continue to look for opportunistic situations."

Additional financial results for the third quarter ended September 30, 2009 and recent developments include:

General

•	RCC’s net interest income decreased by $351,000, or (3%), to $13.3 million for the three months ended September 30, 2009, as compared to $13.6 million for the same period in 2008.

Commercial Real Estate

•	RCC funded commitments on existing CRE loans on a gross basis of $4.1 million during the three months ended September 30, 2009.

•
RCC bought commercial mortgage-backed securities (“CMBS”) of $34.5 million par value, for a weighted average price of $58.42 during the third quarter ended September 30, 2009.  The net discount of $14.3 million improved the collateralization on its CRE collateralized debt obligations (“CDO”) and these purchases provide a yield of approximately 9.8%.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three, nine and 12 months ended September 30, 2009 (in millions, except percentages):

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009	12 Months Ended September 30, 2009	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans (3)	$4.1	$35.0	$40.4	2.92%	7.92%
New loans production	4.1	35.0	40.4
Sale of real estate loans	−	(29.8)	(29.8)
Payoffs	−	(7.0)	(25.2)
Principal paydowns	(20.1)	(36.8)	(38.9)
New loans, net (4)	$(16.0)	$(38.6)	$(53.5)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of September 30, 2009.

(2)	Reflects rates on RCC’s portfolio balance as of September 30, 2009.

(3)
Includes fundings of previous commitments on transitional loans of $4.1 million for the three months ended September 30, 2009, $11.3 million for the nine months ended September 30, 2009 and $16.8 million for the 12 months ended September 30, 2009.

(4)
The basis of new net loans does not include provisions for losses on CRE loans of $4.2 million for the three months ended September 30, 2009, $18.3 million for the nine months ended September 30, 2009 and $18.7 million for the 12 months ended September 30, 2009.

Commercial Finance

•
RCC’s bank loan portfolio ended the third quarter with total investments of $910.6 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.59%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.  During the three months ended September 30, 2009, RCC received $55.1 million in bank loan paydowns and repayments.  At September 30, 2009, RCC had $37.0 million of cash available for reinvestment in its three bank CLOs combined.

Book Value

As of September 30, 2009, RCC’s GAAP book value per common share was $6.80.  Total stockholders’ equity was $169.4 million as of September 30, 2009 as compared to $186.3 million as of December 31, 2008.  Total common shares outstanding were 24,895,409 as of September 30, 2009 as compared to 25,344,867 as of December 31, 2008.  The net decrease in RCC’s stockholders’ equity of $16.9 million was primarily the result of increased provisions for loan and lease losses of $32.6 million, losses on RCC’s bank loan portfolio of $12.6 million, combined with a decrease in the value of marked-to-market securities of $9.4 million, which was partially offset by an increase in the value of interest rate swaps of $16.2 million and a gain on the extinguishment of debt of $19.6 million.

As of September 30, 2009, RCC’s economic book value per share, a non-GAAP measure, was $9.47.  Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Note 1 of Schedule II in this release).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of the RCC’s investment portfolio as of September 30, 2009, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
September 30, 2009
Floating rate
CMBS-private placement	$32,063	100.00%	$11,712	36.53%	$(20,351)	-63.47%
B notes (1)	26,500	100.00%	26,314	99.30%	(186)	-0.70%
Mezzanine loans (1)	129,107	100.00%	128,091	99.21%	(1,016)	-0.79%
Whole loans (1)	410,107	99.94%	396,863	96.71%	(13,244)	-3.23%
Bank loans (2)	862,840	97.52%	781,251	88.30%	(81,589)	-9.22%
Bank loans held for sale (3)	15,103	87.06%	15,103	87.06%	−	−%
Asset-backed securities held-to-maturity (4)	32,624	91.23%	16,844	47.10%	(15,780)	-44.13%
Total floating rate	1,508,344	98.21%	1,376,178	89.60%	(132,166)	-8.61%
Fixed rate
CMBS – private placement	59,194	77.34%	28,887	37.74%	(30,307)	-39.60%
B notes (1)	55,122	100.07%	54,736	99.36%	(386)	-0.71%
Mezzanine loans (1)	81,333	94.78%	68,275	79.57%	(13,058)	-15.21%
Whole loans (1)	79,500	99.71%	78,940	99.00%	(560)	-0.71%
Equipment leases and loans (5)	3,105	100.03%	2,205	71.04%	(900)	-28.99%
Total fixed rate	278,254	92.67%	233,043	77.61%	(45,211)	-15.06%
Grand total	$1,786,598	97.30%	$1,609,221	87.64%	$(177,377)	-9.66%

(1)
Net carrying amount includes an allowance for loan losses of $28.4 million at September 30, 2009, allocated as follows:  B notes ($0.5 million), mezzanine loans ($14.1 million) and whole loans ($13.8 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $831.9 million at September 30, 2009.  Amount disclosed represents net realizable value at September 30, 2009, which includes $31.0 million allowance for loan losses at September 30, 2009.

(3)	Bank loans held for sale are carried at fair value and, therefore, amortized cost is equal to fair value.

(4)	ABS Securities held-to-maturity are carried at amortized cost less other-than-temporary impairment.

(5)	Net carrying amount includes a $900,000 allowance for equipment leases and loans losses at September 30, 2009.

Liquidity

At October 30, 2009, after paying the third quarter dividend, RCC’s liquidity of $77.5 million consists of two primary sources:

•	unrestricted cash and cash equivalents of $12.6 million and restricted cash of $5.4 million in margin call accounts; and

•	capital available for reinvestment in its five CDO entities of $59.5 million, of which $3.0 million is designated to finance future funding commitments on CRE loans.

Capital Allocation

As of September 30, 2009, RCC had allocated its equity capital among its targeted asset classes as follows: 72% in CRE loans, 27% in commercial bank loans and 1% in direct financing leases and notes.

The following schedules of reconciliations as of September 30, 2009 are included in this release:

•	Schedule I – Reconciliation of GAAP Net Income (Loss) to Estimated REIT Taxable Income;

•	Schedule II – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value; and

•	Schedule III – Summary of RCC’s CDO and CLO Performance Statistics.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on CRE-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of CDOs and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations and reconciliations of GAAP net income (loss) to estimated REIT taxable income, GAAP stockholders’ equity to economic book value, summary of RCC’s CDO and CLO performance statistics and supplemental information regarding RCC’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$15,828	$14,583
Restricted cash	66,997	60,394
Investment securities available-for-sale, pledged as collateral, at fair value	36,311	22,466
Investment securities available-for-sale, at fair value	4,288	6,794
Investment securities held to maturity, pledged as collateral	32,624	28,157
Loans, pledged as collateral and net of allowances of $59.4 million and $43.9 million	1,585,075	1,684,622
Loans held for sale	15,103	−
Direct financing leases and notes, pledged as collateral, net of allowance of $900,000 and $450,000 and net of unearned income	2,205	104,015
Investments in unconsolidated entities	1,548	1,548
Interest receivable	6,235	8,440
Other assets	2,901	5,012
Total assets	$1,769,115	$1,936,031
LIABILITIES
Borrowings	$1,567,919	$1,699,763
Distribution payable	7,509	9,942
Accrued interest expense	2,018	4,712
Derivatives, at fair value	15,658	31,589
Accounts payable and other liabilities	6,639	3,720
Total liabilities	1,599,743	1,749,726
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 24,895,409 and 25,344,867 shares issued and outstanding (including 464,136 and 452,310 unvested restricted shares)	25	26
Additional paid-in capital	355,103	356,103
Accumulated other comprehensive loss	(68,266)	(80,707)
Distributions in excess of earnings	(117,490)	(89,117)
Total stockholders’ equity	169,372	186,305
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,769,115	$1,936,031

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES
Net interest income:
Loans	$20,207	$28,578	$64,333	$88,885
Securities	1,906	1,387	4,674	4,544
Leases	11	1,995	4,337	5,946
Interest income − other	377	352	1,053	2,178
Total interest income	22,501	32,312	74,397	101,553
Interest expense	9,203	18,664	35,828	60,736
Net interest income	13,298	13,648	38,569	40,817

OPERATING EXPENSES
Management fees − related party	3,954	1,915	5,880	4,824
Equity compensation − related party	721	157	1,074	779
Professional services	739	773	2,792	2,229
Insurance expenses	220	171	609	469
General and administrative	410	421	1,256	1,119
Income tax expense (benefit)	6	(33)	5	134
Total expenses	6,050	3,404	11,616	9,554

NET OPERATING INCOME	7,248	10,244	26,953	31,263

OTHER (EXPENSE) INCOME
Net realized and unrealized (losses) gains on investments	(1,517)	242	(11,805)	(1,651)
Asset impairments	(895)	−	(6,560)	−
Other (expense) income	(1,417)	27	(1,375)	86
Provision for loan and lease losses	(4,632)	(10,999)	(32,605)	(27,828)
Gain on the extinguishment of debt	12,741	−	19,641	1,750
Gain on the settlement of a loan	−	574	−	574
Total other revenues (expenses)	4,280	(10,156)	(32,704)	(27,069)

NET INCOME (LOSS)	$11,528	$88	$(5,751)	$4,194

NET INCOME (LOSS) PER SHARE – BASIC	$0.48	$0.00	$(0.24)	$0.17

NET INCOME (LOSS) PER SHARE – DILUTED	$0.47	$0.00	$(0.24)	$0.17

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,112,240	24,814,789	24,321,007	24,719,889

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,376,681	25,054,296	24,321,007	24,889,965

DIVIDENDS DECLARED PER SHARE	$0.30	$0.39	$0.90	$1.21

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS)
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income (loss) to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss) − GAAP	$11,528	$88	$(5,751)	$4,194
Taxable REIT subsidiary’s loss	653	−	1,853	−
Adjusted net income (loss)	12,181	88	(3,898)	4,194
Adjustments:
Share-based compensation to related parties	631	(190)	660	(729)
Capital loss carryover (utilization)/losses from the sale of securities	−	−	4,978	2,000
Provision for loan and lease losses unrealized	4,240	2,761	13,340	14,446
Asset impairments	895	−	6,560	−
Deferral of extinguishment of debt income	(12,741)	−	(12,741)	−
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	(3,134)	7,034	4,601	11,271
Other net book to tax adjustments	1,419	(281)	1,387	(272)
Estimated REIT taxable income	$3,491	$9,412	$14,887	$30,910
Amounts per share – diluted	$0.14	$0.38	$0.61	$1.24

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as it uses this measurement to determine the amount of dividends that it is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable earnings, RCC expects that its distributions may at times be more or less than its reported GAAP earnings.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidary (“TRS”), if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic TRS distribute its earnings to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign TRSs because RCC will generally be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
Denominator for the nine months ended September 30, 2009 includes 88,147 common shares that were not included in the calculation of GAAP earnings per share because the effect would have been anti-dilutive due to RCC's net loss for the nine months ended September 30, 2009.   The dilutive shares relate to restricted stock that has not yet vested at September 30, 2009.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY
TO ECONOMIC BOOK VALUE (1)
(in thousands, except per share data)
(Unaudited)

As of September 30, 2009
Stockholders’ equity - GAAP	$169,372
Add:
Unrealized losses – CMBS portfolio	50,657
Unrealized losses recognized in excess of value at risk – interest rate swaps (2)	15,728
Economic book value	$235,757
Shares outstanding	24,895
Economic book value per share	$9.47

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of RCC without the effects of unrealized losses on investments for which RCC expects to recover full par value at maturity and on interest rate swaps, which RCC intends to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF RCC’s CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Nine Months Ended			Initial
		December 31,	September 30,	September 30,	September 30,	Measurement
	CDO Type	2008 (1)	2009	2009 (2) (3)	2009 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$8,957	$4,914	$6,189	$3,845	$17,136
Apidos CDO III	CLO	$6,725	$4,876	$2,906	$3,124	$11,269
Apidos Cinco CDO	CLO	$9,470	$5,816	$3,540	$14,915	$17,774
RREF 2006-1	CRE CDO	$13,245	$10,243	$11,728	$27,518	$24,941
RREF 2007-1	CRE CDO	$18,149	$15,596	$17,714	$27,472	$26,032

(1)
Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership); see Note 8 of RCC’s Form 10-K for the year ended December 31, 2008 for a more detailed discussion of RCC’s equity interests.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s impaired loans and leases and related allowances as of September 30, 2009 and 2008 (based on par value):

	As of September 30,
	2009	2008
Impaired:
Loans and leases	$124,648	$18,668
Impaired loans and leases to total loans and leases	6.9%	1.0%

Allowance for loan and lease losses:
Specific provision	$43,183	$19,728
General provision	17,151	11,029
Total allowance for loans and leases	$60,334	$30,757
Allowance for loan and lease losses to total loans and leases	3.6%	1.6%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents CRE loan portfolio statistics as of September 30, 2009 (based on par value):

Security type
Whole loans	63.7%
Mezzanine loans	25.7%
B Notes	10.6%
Total	100.0%

Collateral type
Hotel	29.4%
Multifamily	29.3%
Office	22.7%
Retail	12.7%
Condo	1.0%
Flex	0.9%
Self-storage	0.8%
Other	3.2%
Total	100.0%

Collateral location
Southern California	23.9%
Northern California	14.8%
New York	12.1%
Arizona	7.8%
Texas	5.8%
Florida	4.4%
Tennessee	4.2%
Washington	4.1%
Colorado	4.0%
Other	18.9%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of September 30, 2009 (based on par value):

Industry type
Healthcare, education and childcare	12.6%
Diversified/conglomerate service	8.9%
Broadcasting and entertainment	7.8%
Printing and publishing	6.6%
Chemicals, plastics and rubber	5.7%
Retail stores	4.7%
Automobiles	4.0%
Finance	3.8%
Telecommunications	3.8%
CDO	3.7%
Other	38.4%
Total	100.0%